Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form F-1 of our report dated November 28, 2025, relating to the financial statements of TalenTec Sdn. Bhd. (the “Company”) and its subsidiaries (the “Group”) as of July 31, 2025 and 2024 and for the years ended July 31, 2025 and 2024. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Enrome LLP

Singapore

December 15, 2025

Enrome LLP	143 Cecil Street #19-03/04 GB Building Singapore 069542	admin@enrome-group.com www.enrome-group.com